Ogier

lorenceVirax Biolabs Group Limited
c/o - Ogier Global (Cayman) Limited
89 Nexus Way, Camana Bay
Grand Cayman KY1-9009
Cayman Islands

D +852 3656 6054/
+852 3656 6061

E nathan.powell@ogier.com/
florence.chan@ogier.com

Reference: FYC/AGC/500373.00003

5 December 2023

Virax Biolabs Group Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company's registration statement on Form F-3, including all amendments or supplements thereto (the **Registration Statement**), to be filed by the Company with the United States Securities and Exchange Commission (the **Commission**) under the United States Securities Act 1933, as amended (the **Securities Act**) on or about the date hereof.

The Registration Statement contains two prospectuses (collectively, the **Prospectus**):

(a) the resale by certain selling shareholders of the Company (the Resale) as stated in the Registration Statement (collectively, the **Selling Shareholders**) of up to 15,195,292 ordinary shares of US$0.0001 par value each of the Company (the **Ordinary Shares**) comprising of (i) 14,681,442 ordinary shares of US$0.0001 par value each of the Company issuable upon the exercise of the New Warrants (as defined below) issued to Armistice Capital Master Fund Ltd. and (ii) 513,850 ordinary shares of US$0.0001 par value each of the Company issuable upon the exercise of Placement Agent Warrants (as defined below) issued to certain affiliates of H.C. Wainwright & Co., LLC (collectively, the **Resale Warrant Shares**); and

(b) the proposed offering and sale from time to time, as set forth in the Registration Statement and the Prospectus contained therein of up to US$30,000,000 of the following securities (the **Securities**) by the Company:

    (i) Ordinary Shares of US$0.0001 par value each;

    (ii) preferred shares of US$0.0001 par value each (the **Preferred Shares**);

(iii) debt securities to be issued pursuant to the applicable indenture may be entered into by the Company (the **Debt Securities**);

(iv) warrants to be issued to subscribe for the Company's securities (the **Warrants**) pursuant to an applicable warrant agreement may be entered into by the Company and any warrant agent;

(v) rights to be issued to purchase the Company's securities (the **Rights**) under underwriting agreements that may be entered into among the Company and one or more underwriters; and/or

(vi) units to be issued comprising any combination of the foregoing securities (the **Units**) under unit agreements that may be entered into between the Company and the unit agent.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1 Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a) the certificate of incorporation of the Company dated 2 September 2021 issued by the Registrar of Companies of the Cayman Islands (the **Registrar**) and a certificate of incorporation on change of name dated 19 January 2022;

(b) the second amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 19 June 2023 and filed with the Registrar on 20 June 2023 (the **Memorandum** and **Articles**, respectively);

(c) a certificate of good standing dated 30 November 2023 (the **Good Standing Certificate**) issued by the Registrar in respect of the Company;

(d) the register of directors and officers of the Company as at 5 September 2023 (the **Register of Directors**);

(e) the listed register of members of the Company provided to us on 13 October 2023 showing the total issued shares of the Company as at 13 October 2023 as 18,115,398 ordinary shares (the **Listed Register of Members**, and together with the Register of Directors, the **Registers**);

(f) a certificate dated 5 December 2023 as to certain matters of fact signed by a director of the Company (the **Director's Certificate**);

(g) a copy of the written resolutions of the board of directors of the Company dated 8 March 2023, 10 March 2023, 12 October 2023 and 29 November 2023 (the **Board Resolutions**);

(h) the securities purchase agreement by and among the Company and the purchasers named therein dated 8 March 2023 (the **SPA**);

(i) the series A preferred investment option issued by the Company on 10 March 2023 (the **Series A Preferred Investment Option**);

(j) the series B preferred investment option issued by the Company on 10 March 2023 (the **Series B Preferred Investment Option**, and together with the Series A Preferred Investment Option, the **Preferred Options**);

(k) the inducement letter dated 11 October 2023 issued by the Company to the holder of the preferred investment options of the Company issued in March 2023 (the **Inducement Letter**) pursuant to which new warrants to purchase up certain Ordinary Shares have been issued (the **New Warrants**);

(l) the placement agent warrants dated 16 October 2023 issued by the Company to Craig Schwabe, Charles Worthman, Noam Rubinstein, Michael Vasinkevich, each being a designee of H.C. Wainwright & Co., LLC as placement agent (the **Placement Agent Warrants**, together with the SPA, the Preferred Options, the Inducement Letter, the **Documents**); and

(m) the Registration Statement.

2 Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a) all original documents examined by us are authentic and complete;

(b) all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c) all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d) each of the Good Standing Certificate, the Registers and the Director's Certificate is accurate and complete as at the date of this opinion;

(e) all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us

in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f) the Board Resolutions remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transaction and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g) neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company's property or assets;

(a) the Company will issue the Securities and the Resale Warrant Shares in furtherance of its objects as set out in its Memorandum;

(b) the Company will have sufficient authorized but unissued share capital to effect the issue of any of the Ordinary Shares, Preferred Shares and Resale Warrant Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities and/or Placement Agent Warrants;

(c) the form and terms of any and all Securities, the issuance and sale thereof by the Company, and the Company's incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands;

(d) no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Security or Resale Warrant Shares and none of the Securities or Resale Warrant Shares have been offered or issued to residents of the Cayman Islands;

(e) all necessary corporate action will be taken to authorize and approve any issuance of Securities and Resale Warrant Shares and the terms of the offering of such Securities or Resale Warrant Shares thereof and any other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

(f) upon the issue of any Ordinary Shares, the Preferred Shares and/or and Resale Warrant Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(g) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties

in connection with the issuance of the Securities and the Resale Warrant Shares, and the due execution and delivery thereof by each party thereto; and

(h) the Company is, and after the allotment (where applicable) and issuance of any Security and the Resale Warrant Shares will be, able to pay its liabilities as they fall due.

3 Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications and the limitations set forth below, we are of the opinion that:

Corporate status

(a) The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the **Registrar**).

Authorized Share capital

(b) Based solely on the Memorandum, the authorized share capital of the Company is US$50,000 divided into 500,000,000 Ordinary Shares with a par value of US$0.0001 each.

Issuance of Resale Warrant Shares

(c) The Resale Warrant Shares to be issued pursuant to the New Warrants and the Placement Agent Warrants, respectively, have been duly authorised for issue and when:

(i) issued by the Company upon due exercise of the New Warrants and the Placement Agent Warrants in accordance with the Registration Statement, the provisions of the memorandum and articles of association of the Company then in effect, the Documents and the Board Resolutions and once consideration as stated in the Documents which shall not be less than the par value per Resale Warrant Share is paid; and

(ii) such issuance of Resale Warrant Shares have been duly registered in the Company's register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

Issuance of Ordinary Shares and Preferred Shares

(d) With respect to the Ordinary Shares, when:

(i) the board of directors of the Company (the **Board**) has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and any other related matters;

(ii) the provisions of the memorandum and articles of association of the Company then in effect and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made; and

(iii) valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares as fully paid shares,

the Ordinary Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

(e) With respect to the Preferred Shares, when

(i) the Board and shareholders of the Company has taken all necessary corporate actions in accordance with the Companies Act (as defined below) and the then effective memorandum and articles of association of the Company to (A) approve the creation of the Preferred Shares class; (B) adopt and approve the amendments to be made to the memorandum and articles of association of the Company then in effect to reflect the Preferred Share class and its rights thereof (the **Preferred Share Class M&A**); (C) approve the issuance and allotment of the Preferred Shares, and (D) approve the terms of the offering of the Preferred Shares and any other related matters;

(ii) the provisions of the Preferred Share Class M&A and the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made; and

(iii) valid entry has been made in the register of members of the Company reflecting such issuance of Preferred Shares as fully paid shares,

the Preferred Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

(f) With respect to the Ordinary Shares issuable pursuant to the Debt Securities, Warrants, Rights and Units (the **Underlying Shares**), in each case when the Debt Securities, Warrants, Rights and/or Units are exercisable under the terms of the applicable definitive agreement approved by the Board (the **Definitive Agreements**) as referred to within the Registration Statement, when:

(i) the Board has taken all necessary corporate action to approve the issuance and allotment of the Underlying Shares and the Definitive Agreements;

(ii) the terms of such security, the memorandum and articles of association then in effect or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Underlying Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Underlying Shares) received; and

(iii) valid entry have been made in the register of members of the Company reflecting such issuance of Underlying Shares as fully paid shares,

the Underlying Shares will be recognised as having been duly authorized and validly issued, fully paid and non-assessable.

Taxation

(g) The statements contained or the opinion incorporated in the section headed "*Cayman Islands Taxation*" of the Registration Statement, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4 Limitations and Qualifications

4.1 We offer no opinion:

(a) as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b) except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2 Under the Companies Act (Revised) (the **Companies Act**) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3 In **good standing** means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5 Governing law of this opinion

5.1 This opinion is:

(a) governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b) limited to the matters expressly stated in it; and

(c) confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2 Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6 Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "*Enforcement of Civil Liabilities*" and "*Legal Matters*" of the Registration Statement.

This opinion may be used only in connection with the resale of the Resale Shares and the offer and sale of the Securities while the Registration Statement is effective.

Yours faithfully

Ogier

Virax Biolabs Group Limited

Date: 5 December 2023

Ogier
11th Floor, Central Tower
28 Queen's Road Central
Central
Hong Kong

Dear Sirs

Director's Certificate
Virax Biolabs Group Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company's registration statement on Form F-3, including all amendments or supplements thereto (the **Registration Statement**), to be filed by the Company with the United States Securities and Exchange Commission (the **Commission**) under the United States Securities Act 1933, as amended (the **Securities Act**) on or about the date hereof. The Registration Statement relates to the proposed offering and sale from time to time, as set forth in the Registration Statement and the prospectus contained therein (the **Prospectus**) of the following securities (the **Securities**):

(a) the resale by certain selling shareholders of the Company (the Resale) as stated in the Registration Statement (collectively, the **Selling Shareholders**) of up to 15,195,292 ordinary shares of US$0.0001 par value each of the Company (the **Ordinary Shares**) comprising of (i) 14,681,442 ordinary shares of US$0.0001 par value each of the Company issuable upon the exercise of the New Warrants (as defined below) issued to Armistice Capital Master Fund Ltd. and (ii) 513,850 ordinary shares of US$0.0001 par value each of the Company issuable upon the exercise of Placement Agent Warrants (as defined below) issued to certain affiliates of H.C. Wainwright & Co., LLC (collectively, the **Resale Warrant Shares**); and

(b) the proposed offering and sale from time to time, as set forth in the Registration Statement and the Prospectus contained therein of up to US$30,000,000 of the following securities (the **Securities**) by the Company:

(i) Ordinary Shares of US$0.0001 par value each;

(ii) preferred shares of US$0.0001 par value each (the **Preferred Shares**);

(iii) debt securities to be issued pursuant to the applicable indenture may be entered into by the Company (the **Debt Securities**);

(iv) warrants to be issued to subscribe for the Company's securities (the **Warrants**) pursuant to an applicable warrant agreement may be entered into by the Company and any warrant agent;

(v) rights to be issued to purchase the Company's securities (the **Rights**) under underwriting agreements that may be entered into among the Company and one or more underwriters; and/or

(vi) units to be issued comprising any combination of the foregoing securities (the **Units**) under unit agreements that may be entered into between the Company and the unit agent.

I acknowledge that your opinion will be given in reliance upon the information set out in this certificate.

I hereby certify that as at the date hereof:

1 you have been provided by us with true and complete copies of:

(a) the certificate of incorporation of the Company dated 2 September 2021 issued by the Registrar of Companies of the Cayman Islands (the **Registrar**) and a certificate of incorporation on change of name dated 19 January 2022

(b) the second amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 19 June 2023 and filed with the Registrar on 20 June 2023 (the **Memorandum** and **Articles**, respectively);

(c) a certificate of good standing dated 30 November 2023 (the **Good Standing Certificate**) issued by the Registrar in respect of the Company;

(d) the register of directors and officers of the Company as at 5 September 2023 (the **ROD**);

(e) the listed register of members of the Company provided to us on 13 October 2023 showing the total issued shares of the Company as at 13 October 2023 as 18,115,398 ordinary shares (the **ROM**, and together with the Register of Directors, the **Registers**);

(f) a copy of the written resolutions of the board of directors of the Company dated 8 March 2023, 10 March 2023, 12 October 2023 and 29 November 2023 (the **Board Resolutions**); (the **Board Resolutions**);

(a) the securities purchase agreement by and among the Company and the purchasers named therein dated 8 March 2023 (the **SPA**);

(b) the series A preferred investment option issued by the Company on 10 March 2023 (the **Series A Preferred Investment Option**);

(c) the series B preferred investment option issued by the Company on 10 March 2023 (the **Series B Preferred Investment Option**, and together with the Series A Preferred Investment Option, the **Preferred Options**);

(d) the inducement letter dated 11 October 2023 issued by the Company to the holder of the preferred investment options of the Company issued in March 2023 (the

Inducement Letter) pursuant to which new warrants to purchase up certain Ordinary Shares have been issued (the **New Warrants**);

(e) the placement agent warrants dated 16 October 2023 issued by the Company to Craig Schwabe, Charles Worthman, Noam Rubinstein, Michael Vasinkevich, each being a designee of H.C. Wainwright & Co., LLC as placement agent (the **Placement Agent Warrants**, together with the SPA, the Preferred Options, the Inducement Letter, the **Documents**); and

(g) the Registration Statement.

2 the Memorandum and Articles provided to you are in full force and effect and have not been amended, varied, supplemented or revoked in any respect, and shall remain in full force and effect after completion of the Offering;

3 no steps have been taken by the Company to wind up the Company and no resolutions have been passed by the shareholders of the Company (the **Shareholders**) to wind up the Company;

4 the Company is not subject to any legal, arbitral, administration or other proceedings and no notice of an application or order for the appointment of a liquidator, trustee in bankruptcy, restructuring officer, or receiver of the Company or any of its assets or of a winding-up of the Company has been received by the Company;

5 the powers and authority of the Directors as set out in the memorandum and articles of association of the Company have not been varied or restricted by resolution or direction of the Shareholders;

6 there have been no sealing regulations made by the Directors, any committee of the Directors or the Shareholders pursuant to the memorandum and articles of the Company which vary, restrict, override or conflict with the sealing regulations set out in the Board Resolutions;

7 the Board Resolutions have been duly signed by all the Directors and were passed in accordance with the Company's articles of association;

8 each of the Directors and their alternates has disclosed to the Company (if any) all of his or her direct or indirect interests that conflict or may conflict to a material extent with the interests of the Company;

9 the Board Resolutions are in full force and effect, have not been amended, revoked or rescinded in any way and are the only resolutions passed by the Directors relating to the matters referred to therein;

10 prior to, at the time of, and immediately following execution of any document(s) approved in, the Board Resolutions (the **Document(s)**), the Company was able to pay its debts as they fell

due and it entered into the Document(s) for proper value and not with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

11 the Company has no direct or indirect interest in Cayman Islands real property;

12 each of the Directors has acted bona fide in the interests of the Company and for proper purposes in relation to the transactions mentioned in the Board Resolutions;

13 none of the transactions contemplated by the Document(s) relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) or the Limited Liability Companies Act (Revised) of the Cayman Islands;

14 the Directors/ persons authorised to execute the Documents on behalf of the Company pursuant to the Board Resolutions did in fact execute the Documents for and on behalf of the Company; and

15 the maximum number of Ordinary Shares or Preferred Shares to be issued by the Company, whether as a principal issue or on the conversion, exchange or exercise of any Securities under the Offering would not exceed the Company's authorised share capital and the consideration payable for the Ordinary Shares or Preferred Shares shall not be less than the aggregate par value of such number of Ordinary Shares or Preferred Shares (as the case may be).

I am duly authorised to execute and deliver this certificate on behalf of the Company. I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have personally notified you to the contrary.

Virax Biolabs Group Limited

Yours faithfully

For and on behalf of
Virax Biolabs Group Limited

DocuSigned by:
James Foster
695B0DBEF121489

Name:
Title: Director